Exhibit 23.1
CONSENT OF
INDEPENDENT PETROLEUM ENGINEER

I hereby consent to the incorporation by reference of my report appearing in Tri-Valley Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010, entitled “Evaluation of Oil and Gas Reserves, Tri-Valley Oil & Gas Co., at December 31, 2010,” dated February 5, 2011, in this Registration Statement on Form S-8.

By: /s/ Leland B. Cecil
        Leland B. Cecil, P.E.

Logan, Utah
June 7, 2011